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                                                                   EXHIBIT 10.10

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                           PURCHASE AND SALE AGREEMENT


                           Dated as of April 30, 2001


                                     between


                     VARIOUS ENTITIES LISTED ON SCHEDULE I,
                               as the Originators


                              CSS INDUSTRIES, INC.


                                       and


                                 CSS FUNDING LLC


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                                                     Purchase and Sale Agreement

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                               TABLE OF CONTENTS


                                                                            Page


                                    ARTICLE I
                         AGREEMENT TO PURCHASE AND SELL

SECTION 1.1      Agreement To Purchase and Sell ............................  1
SECTION 1.2      Timing of Purchases .......................................  3
SECTION 1.3      Consideration for Purchases ...............................  3
SECTION 1.4      Purchase and Sale Termination Date ........................  3
SECTION 1.5      Intention of the Parties ..................................  3

                                   ARTICLE II
                 PURCHASE REPORT; CALCULATION OF PURCHASE PRICE

SECTION 2.1      Purchase Report ...........................................  4
SECTION 2.2      Calculation of Purchase Price .............................  4

                                   ARTICLE III
                            PAYMENT OF PURCHASE PRICE

SECTION 3.1      Contribution of Receivables and Initial Purchase
                 Price Payment .............................................  5
SECTION 3.2      Subsequent Purchase Price Payments ........................  5
SECTION 3.3      Settlement as to Specific Receivables and Dilution ........  6
SECTION 3.4      Reconveyance of Receivables ...............................  7

                                   ARTICLE IV
                             CONDITIONS OF PURCHASES

SECTION 4.1      Conditions Precedent to Initial Purchase ..................  7
SECTION 4.2      Certification as to Representations and Warranties ........  9
SECTION 4.3      Additional Originators ....................................  9

                                    ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR

SECTION 5.1      Organization and Good Standing ............................ 10
SECTION 5.2      Due Qualification ......................................... 10
SECTION 5.3      Power and Authority; Due Authorization .................... 10


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SECTION 5.4       Valid Sale; Binding Obligations .......................... 10
SECTION 5.5       No Violation ............................................. 10
SECTION 5.6       Proceedings .............................................. 11
SECTION 5.7       Bulk Sales Acts .......................................... 11
SECTION 5.8       Government Approvals ..................................... 11
SECTION 5.9       Financial Condition ...................................... 11
SECTION 5.10      Licenses, Contingent Liabilities, and Labor Controversies. 11
SECTION 5.11      Margin Regulations ....................................... 12
SECTION 5.12      Quality of Title ......................................... 12
SECTION 5.13      Accuracy of Information .................................. 12
SECTION 5.14      Offices .................................................. 12
SECTION 5.15      Trade Names .............................................. 12
SECTION 5.16      Taxes .................................................... 13
SECTION 5.17      Compliance with Applicable Laws .......................... 13
SECTION 5.18      Reliance on Separate Legal Identity ...................... 13
SECTION 5.19      Investment Company ....................................... 13

                                   ARTICLE VI
                          COVENANTS OF THE ORIGINATORS

SECTION 6.1       Affirmative Covenants .................................... 13
SECTION 6.2       Reporting Requirements ................................... 15
SECTION 6.3       Negative Covenants ....................................... 15
SECTION 6.4       Lock-Box Banks ........................................... 16
SECTION 6.5       Accounting for Purchases ................................. 16
SECTION 6.7       Substantive Consolidation ................................ 16

                                   ARTICLE VII
                      ADDITIONAL RIGHTS AND OBLIGATIONS IN
                             RESPECT OF RECEIVABLES

SECTION 7.1       Rights of the Company .................................... 18
SECTION 7.2       Responsibilities of the Originators ...................... 18
SECTION 7.3       Further Action Evidencing Purchases ...................... 19
SECTION 7.4       Application of Collections ............................... 19

                                  ARTICLE VIII
                      PURCHASE AND SALE TERMINATION EVENTS

SECTION 8.1       Purchase and Sale Termination Events ..................... 20
SECTION 8.2       Remedies ................................................. 20


                                                     Purchase and Sale Agreement


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                                   ARTICLE IX
                                 INDEMNIFICATION

SECTION 9.1       Indemnities by the Originators ........................... 21

                                    ARTICLE X
                                  MISCELLANEOUS

SECTION 10.1      Amendments, etc .......................................... 22
SECTION 10.2      Notices, etc ............................................. 23
SECTION 10.3      No Waiver; Cumulative Remedies ........................... 23
SECTION 10.4      Binding Effect; Assignability ............................ 23
SECTION 10.5      Governing Law ............................................ 23
SECTION 10.6      Costs, Expenses and Taxes ................................ 24
SECTION 10.7      SUBMISSION TO JURISDICTION ............................... 24
SECTION 10.8      WAIVER OF JURY TRIAL ..................................... 24
SECTION 10.9      Captions and Cross References; Incorporation
                  by Reference ............................................. 25
SECTION 10.10     Execution in Counterparts ................................ 25
SECTION 10.11     Acknowledgment and Agreement ............................. 25
SECTION 10.12     No Proceeding ............................................ 25
SECTION 10.13     Limited Recourse ......................................... 25

                                 SCHEDULES

Schedule I        List of Originators
Schedule 5.6      Proceedings
Schedule 5.14A    Chief Executive Office of Each Originator
Schedule 5.14B    Location of Books and Records of Originators
Schedule 5.15     Trade Names

                                 EXHIBITS

Exhibit A         Form of Purchase Report
Exhibit B         Form of Originator Assignment Certificate
Exhibit C         Form of Joinder Agreement


                                                     Purchase and Sale Agreement


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         THIS PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of April
30, 2001, is entered into among the VARIOUS ENTITIES LISTED ON SCHEDULE I (each, an "Originator"; and collectively, "Originators"), CSS INDUSTRIES, INC., a Delaware corporation (the "Servicer") and CSS FUNDING LLC, a Delaware limited liability company (the "Company").

                                   DEFINITIONS

         Unless otherwise indicated herein, capitalized terms used in this Agreement are defined in Exhibit A to the Receivables Purchase Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the "Receivables Purchase Agreement") among the Company, as the Seller; CSS Industries, Inc. (individually, "CSS"), as the initial Servicer; Market Street Funding Corporation (the "Issuer") and PNC Bank, National Association, as the Administrator. All references herein to months are to calendar months unless otherwise expressly indicated.

                                  BACKGROUND:

         1. The Company is a special purpose limited liability company, all of the issued and outstanding membership interests of which are owned by the Originators;

         2. The Originators generate Receivables in the ordinary course of their businesses;


         3. The Originators, in order to finance their respective businesses, wish to sell Receivables to the Company, and the Company is willing to purchase Receivables from the Originators, on the terms and subject to the conditions set forth herein;


         4. The Originators and the Company intend this transaction to be an absolute and irrevocable true sale of Receivables and the Related Rights by each Originator to the Company, providing the Company with the full benefits of ownership of the Receivables, and the Originators and the Company do not intend the transactions hereunder to be, or for any purpose to be, characterized as a loan from the Company to any Originator or for the Receivables to be a part of any Originator's estate in the event of an Insolvency Proceeding of any Originator;


         5. The Company intends to sell the Purchased Interest in the Receivables to the Issuer pursuant to the Receivables Purchase Agreement.


         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:


                                                     Purchase and Sale Agreement


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                                    ARTICLE I
                         AGREEMENT TO PURCHASE AND SELL

         SECTION 1.1 Agreement To Purchase and Sell. On the terms and subject to the conditions set forth in this Agreement (including Article IV), each Originator, severally and for itself, agrees to sell to the Company, and the Company agrees to purchase from such Originator, from time to time on or after the Closing Date, but before the Purchase and Sale Termination Date, all of such Originator's right, title and interest in and to:

                (a) each Receivable of such Originator that existed and was owing to such Originator at the closing of such Originator's business on March 31, 2001 (the "Cut-off Date") other than Receivables contributed pursuant to
Section 3.1 (the "Contributed Receivables");

                (b) each Receivable generated by such Originator from and including the Cutoff Date to and including the Purchase and Sale Termination Date;

                (c) all rights to, but not the obligations of such Originator under all Related Security;

                (d) all monies due or to become due to such Originator with respect to any of the foregoing;

                (e) all books and records of such Originator related to any of the foregoing, and all rights, remedies, powers and privileges of such Originator in any accounts into which Collections are or may be received; and

                (f) all collections and other proceeds and products of any of the foregoing (as defined in the applicable UCC) that are or were received by such Originator on or after the Cutoff Date, including, without limitation, all funds which either are received by such Originator, the Company or the Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, invoice price, finance charges, interest and all other charges) in respect of Receivables, or are applied to such amounts owed by the Obligors (including, without limitation, any insurance payments that such Originator or the Servicer applies in the ordinary course of its business to amounts owed in respect of any Receivable, and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligors in respect of Receivables or any other parties directly or indirectly liable for payment of such Receivables).

All purchases and contributions hereunder shall be made without recourse, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of the Originators set forth in this Agreement and each other Transaction Document. No obligation or liability to any Obligor on any Receivable is intended to be, or shall be, assumed by the Company hereunder, and any such assumption is expressly disclaimed. The Company's


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foregoing commitment to purchase Receivables and the proceeds and rights described in clauses (c) through (f) (collectively, the "Related Rights") is herein called the "Purchase Facility."


         SECTION 1.2 Timing of Purchases.


                (a) Closing Date Purchases. Each Originator's entire right, title and interest in, to and under (i) each Receivable that existed and was owing to such Originator at the Cut-off Date (other than Contributed Receivables), (ii) all Receivables created by such Originator from and including the Cut-off Date, to and including the Closing Date (other than Contributed Receivables), and (iii) all Related Rights with respect thereto automatically shall be deemed to have been sold by such Originator to the Company on the Closing Date.

                (b) Subsequent Purchases. After the Closing Date, until the Purchase and Sale Termination Date, each Receivable and the Related Rights generated by each Originator shall be, deemed to have been sold by such Originator to the Company immediately (and without further action) upon the creation of such Receivable.

            SECTION 1.3 Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to make Purchase Price payments to the Originators in accordance with Article III and to reflect all contributions in accordance with Article III.

            SECTION 1.4 Purchase and Sale Termination Date. The "Purchase and Sale Termination Date" shall be the earliest to occur of (a) the date the Purchase Facility is terminated pursuant to Section 8.2 and (b) the Payment Date immediately following the day on which the Originators shall have given written notice to the Company at or prior to 10:00 a.m. (New York City time) that the Originators desire to terminate this Agreement.

            SECTION 1.5 Intention of the Parties. It is the express intent of the parties hereto that the transfers of the Receivables, Contributed Receivables and Related Rights by the Originators to the Company, as contemplated by this Agreement be, and be treated as sales or contributions, as applicable (without recourse except as expressly provided in Sections 3.3, 3.4 and 9.1), of all of the Originators' right, title and interest in, to and under the Receivables or the Contributed Receivables, as applicable, and Related Rights, and not as loans secured by the Receivables, Contributed Receivables and Related Rights. If, however, notwithstanding the intent of the parties, such transactions are deemed to be loans, each Originator hereby grants to the Company a first priority security interest in all of such Originator's right, title and interest in and to: (i) the Receivables, Contributed Receivables and the Related Rights now existing and hereafter created by such Originator, (ii) all monies due or to become due and all amounts received with respect thereto,
(iii) all books and records of such Originator related to any of the foregoing, and all rights, remedies, powers and privileges of such Originator in any accounts into which Collections are or may be received; and (iv) all proceeds and products of any of the foregoing to secure all of such Originator's obligations hereunder.

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                                   ARTICLE II
                 PURCHASE REPORT; CALCULATION OF PURCHASE PRICE


         SECTION 2.1 Purchase Report. On the Closing Date and on each Settlement Date, the Servicer shall deliver to the Company and each Originator a report in substantially the form of Exhibit A (each such report being herein called a "Purchase Report") identifying, among other things:

                (a) Receivables purchased by the Company from each Originator on the Closing Date (in the case of the Purchase Report to be delivered on the Closing Date);

                (b) Receivables purchased by the Company from each Originator during the period commencing on, and including, the Settlement Date immediately preceding such Settlement Date to (but not including) such Settlement Date (in the case of each subsequent Purchase Report); and

                (c) the calculations of reductions of the Purchase Price for any Receivables as provided in Section 3.3 (a) and (b).

            SECTION 2.2 Calculation of Purchase Price. The "Purchase Price" to be paid to each Originator for the Receivables that are purchased hereunder from such Originator shall be determined in accordance with the following formula:


            PP     =     OB x FMVD


            where:


            PP     =    Purchase Price for each Receivable as calculated on
                        the relevant Payment Date.


            OB     =    The Outstanding Balance of such Receivable on the
                        relevant Payment Date.


            FMVD   =    Fair Market Value Discount, as measured on such
                        Payment Date, which is equal to the quotient (expressed as percentage) of (a) one divided by (b) the sum of (i) one, plus (ii) the product of (A) the Prime Rate on such Payment Date plus 0.25% and (B) a fraction, the numerator of which is the Turnover Rate (calculated as of the last day of the Settlement Period next preceding such Payment Date) and the denominator of which is 365.


         "Payment Date" means (i) the Closing Date and (ii) each Business Day thereafter that Originators are open for business.

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         "Prime Rate" means a per annum rate equal to the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal or if such information ceases to be published in The Wall Street Journal, such other publication as determined by the Administrator in its reasonable discretion.


                                  ARTICLE III
                            PAYMENT OF PURCHASE PRICE


         SECTION 3.1 Contribution of Receivables and Initial Purchase Price Payment.


            On the Closing Date, each Originator shall, and hereby does, irrevocably and absolutely contribute to the capital of the Company Receivables and Related Rights with respect thereto consisting of each Receivable of CSS that existed and was owing to CSS on the Closing Date beginning with the oldest of such Receivables and continuing chronologically thereafter such that the aggregate Outstanding Balance of all such Contributed Receivables shall be not less than the greater of (a) $1,000,000 and (b) 10% of (after giving effect to all purchases and contributions on the Closing Date) the Net Receivables Pool Balance (provided that no Receivables shall be contributed in part, but only in their entirety).


         SECTION 3.2 Subsequent Purchase Price Payments and Contributions. On each Payment Date subsequent to the Closing Date, on the terms and subject to the conditions set forth in this Agreement, the Company shall pay to each Originator the Purchase Price for the Receivables generated by such Originator on such Payment Date:

            (a) First, in cash to the extent the Company has cash available therefor; and


            (b) Second, to the extent any portion of the Purchase Price remains unpaid, the remainder shall be deemed a contribution by such Originator in an amount equal to such remaining Purchase Price.


         SECTION 3.3 Settlement as to Specific Receivables and Dilution.


            (a) If, on the day of purchase or contribution of any Receivable from an Originator hereunder, any of the representations or warranties set forth in Sections 5.4 and 5.12 are not true with respect to such Receivable or as a result of any action or inaction of such Originator, on any subsequent day, any of such representations or warranties set forth in Sections 5.4 and 5.12 are no longer true with respect to such Receivable, then the Purchase Price (or in the case of a Contributed Receivable the Outstanding Balance of such Receivable (the "Contributed Value")), with respect to such Receivable shall be reduced by an amount equal to the Outstanding Balance of such Receivable and shall be accounted to such Originator as provided in clause (c) below; provided, that if the Company thereafter receives payment on account of Collections due with respect to such Receivable, the Company promptly shall deliver such funds to such Originator.


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            (b) If, on any day, the Outstanding Balance of any Receivable
(including any Contributed Receivable) purchased or contributed hereunder is reduced or adjusted as a result of any defective, rejected, returned goods or services, or any discount or other adjustment made by any Originator, the Company or the Servicer or any setoff or dispute between any Originator or the Servicer and an Obligor as indicated on the books of the Company (or, for periods prior to the Closing Date, the books of Originator), then the Purchase Price or Contributed Value, as the case may be, with respect to such Receivable shall be reduced by the amount of such net reduction and shall be accounted to Originator as provided in clause (c) below.

            (c) Any reduction in the Purchase Price or Contributed Value of any Receivable pursuant to clause (a) or (b) above shall be applied as a credit for the account of the Company against the Purchase Price of Receivables subsequently purchased by the Company from such Originator hereunder; provided, however, if there have been no purchases of Receivables from such Originator (or insufficiently large purchases of Receivables) to create a Purchase Price sufficient to so apply such credit against, the amount of such credit shall be paid in cash to the Company by such Originator in the manner and for application as described in the following proviso, provided, further, that at any time (y) when a Termination Event or Unmatured Termination Event exists under the Receivables Purchase Agreement or (z) on or after the Purchase and Sale Termination Date, the amount of any such credit shall be paid by such Originator to the Company by deposit in immediately available funds into the relevant Lock-Box Account for application by the Servicer to the same extent as if Collections of the applicable Receivable in such amount had actually been received on such date.

         SECTION 3.4 Reconveyance of Receivables. In the event that an Originator has paid to the Company the full Outstanding Balance of any Receivable pursuant to Section 3.3, the Company shall reconvey such Receivable to such Originator, without representation or warranty, but free and clear of all liens, security interests, charges, and encumbrances created by the Company.


                                   ARTICLE IV
                             CONDITIONS OF PURCHASES


         SECTION 4.1 Conditions Precedent to Initial Purchase. The initial purchase hereunder is subject to the condition precedent that the Servicer (on the Company's behalf) shall have received, on or before the Closing Date, the following, each (unless otherwise indicated) dated the Closing Date, and each in form and substance satisfactory to the Servicer (acting on the Company's behalf):


            (a) An Originator Assignment Certificate in the form of Exhibit B from each Originator, duly completed, executed and delivered by each Originator;

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            (b) A copy of the resolutions of the Board of Directors of each
Originator approving the Transaction Documents to be delivered by it and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of such Originator;

            (c) Good standing certificates for each Originator issued as of a recent date acceptable to the Servicer by the Secretary of State of the jurisdiction of such Originator's organization and each jurisdiction where such Originator is qualified to transact business;

            (d) A certificate of the Secretary or Assistant Secretary of each Originator certifying the names and true signatures of the officers authorized on such Person's behalf to sign the Transaction Documents to be delivered by it (on which certificate the Servicer and the Company may conclusively rely until such time as the Servicer shall receive from such Person a revised certificate meeting the requirements of this clause (d));

            (e) The certificate or articles of incorporation or other organizational document of each Originator duly certified by the Secretary of State of the jurisdiction of such Originator's organization as of a recent date, together with a copy of the by-laws of such Originator, each duly certified by the Secretary or an Assistant Secretary of such Originator;

            (f) Originals of the proper financing statements (Form UCC-1) that have been duly executed and are suitable for filing and name each Originator as the debtor/seller and the Company as the secured party/purchaser (and the Issuer, as assignee of the Company) of the Receivables generated by such Originator as may be necessary or, in the Servicer's or the Administrator's opinion, desirable under the UCC of all appropriate jurisdictions to perfect the Company's ownership interest in all Receivables and such other rights, accounts, instruments and moneys (including, without limitation, Related Security) in which an ownership or security interest may be assigned to it hereunder;

            (g) A written search report from a Person satisfactory to the Servicer listing all effective financing statements that name the Originators as debtors or sellers and that are filed in the jurisdictions in which filings were made pursuant to the foregoing clause (f), together with copies of such financing statements (none of which, except for those described in the foregoing clause (f), shall cover any Receivable or any Related Rights which are to be sold to the Company hereunder), and tax and judgment lien search reports from a Person satisfactory to the Servicer showing no evidence of such liens filed against any Originator;


            (h) A favorable opinion of Morgan, Lewis & Bockius LLP, counsel to the Originators, in form and substance satisfactory to the Servicer and the Administrator;


            (i) [Reserved]


            (j) A certificate from an officer of each Originator to the effect that the Servicer and such Originator have placed on the most recent, and have taken all steps reasonably necessary to ensure that there shall be placed on each subsequent, data processing report that it

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generates which are of the type that a proposed purchaser or lender would use to evaluate the Receivables, the following legend (or the substantive equivalent thereof): "THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN CONTRIBUTED OR SOLD PURSUANT TO A PURCHASE AND SALE AGREEMENT, DATED AS OF APRIL 30, 2001, AS THE SAME MAY FROM TO TIME TO TIME BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED, AMONG CERTAIN ENTITIES LISTED ON SCHEDULE I THERETO, AS ORIGINATORS, CSS INDUSTRIES, INC. AND CSS FUNDING LLC, AS PURCHASER, AND AN UNDIVIDED, FRACTIONAL OWNERSHIP INTEREST IN THE RECEIVABLES DESCRIBED HEREIN HAS BEEN SOLD TO MARKET STREET FUNDING CORPORATION PURSUANT TO A RECEIVABLES PURCHASE AGREEMENT, DATED
AS OF APRIL 30, 2001 AS THE SAME MAY FROM TO TIME TO TIME BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED, AMONG CSS FUNDING LLC, AS SELLER, CSS INDUSTRIES, INC., AS SERVICER, MARKET STREET FUNDING CORPORATION, AND PNC BANK, NATIONAL ASSOCIATION, AS ADMINISTRATOR."


         SECTION 4.2 Certification as to Representations and Warranties. Each Originator, by accepting the Purchase Price related to each purchase of Receivables generated by such Originator, shall be deemed to have certified that the representations and warranties contained in Article V are true and correct on and as of such day, with the same effect as though made on and as of such day.


         SECTION 4.3 Additional Originators. Additional Persons may be added as Originators hereunder, with the consent of the Company and the Administrator, provided that following conditions are satisfied on or before the date of such addition:


                  (a) The Servicer shall have given the Administrator and the Company at least thirty days prior written notice of such proposed addition and the identity of the proposed additional Originator and shall have provided such other information with respect to such proposed additional Originator as the Administrator may reasonably request;


                  (b) such proposed additional Originator has executed and delivered to the Company and the Administrator an agreement substantially in the form attached hereto as Exhibit D (a "Joinder Agreement");


                  (c) such proposed additional Originator has delivered to the Company and the Administrator each of the documents with respect to such Originator described in Sections 4.1 and 4.2;


                  (d) the Administrator shall have received a written statement from each of Moody's and Standard & Poor's confirming that the addition of such Originator will not result in a downgrade or withdrawal of the current ratings of the Notes; and


                  (e) the Purchase and Sale Termination Date shall not have occurred.

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

                                    ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF EACH ORIGINATOR

         In order to induce the Company to enter into this Agreement and to make purchases hereunder, each Originator hereby makes, with respect to itself, the representations and warranties set forth in this Article V.

         SECTION 5.1 Organization and Good Standing. Such Originator has been duly incorporated or formed and is validly existing as a corporation, limited liability company or partnership, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

         SECTION 5.2 Due Qualification. Such Originator is duly licensed and in good standing in each jurisdiction where its chief executive office is located and is qualified to transact business as a foreign corporation, limited liability company or partnership, as applicable, in good standing in all other jurisdictions in which (a) the ownership or lease of its property or the conduct of its business requires such licensing or qualification and (b) the failure to be so licensed or qualified would be reasonably likely to have a Material Adverse Effect.

         SECTION 5.3 Power and Authority; Due Authorization. Such Originator has
(a) all necessary power, authority and legal right (i) to execute and deliver, and perform its obligations under, each Transaction Document to which it is a party and (ii) to generate, own, sell, contribute and assign Receivables on the terms and subject to the conditions herein and therein provided; and (b) duly authorized such execution and delivery and such sale, contribution and assignment and the performance of such obligations by all necessary corporate action.

         SECTION 5.4 Valid Sale; Binding Obligations. Each sale or contribution, as the case may be, of Receivables made by such Originator pursuant to this Agreement shall constitute a valid sale or contribution, as the case may be, transfer, and assignment of Receivables to the Company, enforceable against creditors of, and purchasers from, such Originator; and this Agreement constitutes, and each other Transaction Document to be signed by such Originator, when duly executed and delivered, will constitute, a legal, valid, and binding obligation of such Originator, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.


         SECTION 5.5 No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents, and the fulfillment of the terms hereof or thereof, will not (a) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under (i) such Originator's


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certificate or articles of incorporation or bylaws, limited partnership agreements, articles of organization or limited liability company agreements, as applicable or (ii) any indenture, loan agreement, mortgage, deed of trust, or other material agreement or instrument to which it is a party or by which it is bound, (b) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument, other than the Transaction Documents, or (c) violate any law or any order, rule or regulation applicable to it of any court or of any state or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over it or any of its properties.

         SECTION 5.6 Proceedings. Except as set forth in Schedule 5.6, there is no action, suit, proceeding or investigation pending before any court, regulatory body, arbitrator, administrative agency, or other tribunal or governmental instrumentality (a) asserting the invalidity of any Transaction Document, (b) seeking to prevent such Originator from transferring any Receivable hereunder (or in the case such transfer does not constitute a sale under any applicable law, from granting or maintaining the security interest in any Receivable) to the Company or the consummation of any of the transactions contemplated by any Transaction Document or (c) seeking any determination or ruling that is reasonably likely to have a Material Adverse Effect.

         SECTION 5.7 Bulk Sales Acts. No transaction contemplated hereby requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law.

         SECTION 5.8 Government Approvals. Except for the filing of the UCC financing statements referred to in Article IV, all of which, at the time required in Article IV, shall have been duly made and shall be in full force and effect, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for Originator's due execution, delivery and performance of any Transaction Document to which it is a party.

         SECTION 5.9 Financial Condition.

            (a) Material Adverse Effect. Since December 31, 2000, no event has occurred that has had, or is reasonably likely to have, a Material Adverse Effect.

            (b) Solvent. On the date hereof, and on the date of each purchase hereunder (both before and after giving effect to such purchase), such Originator shall be Solvent.

         SECTION 5.10 Licenses, Contingent Liabilities, and Labor Controversies.

            (a) Such Originator has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain would be reasonably likely to have a Material Adverse Effect.


                                                     Purchase and Sale Agreement

                  (b) There are no labor controversies pending against such Originator that have had (or are reasonably likely to have) a Material Adverse Effect.


         SECTION 5.11 Margin Regulations. No use of any funds acquired by any Originator under this Agreement will conflict with or contravene any of Regulations, T, U and X promulgated by the Federal Reserve Board from time to time.

         SECTION 5.12 Quality of Title.

                  (a) Each Receivable of such Originator (together with the Related Rights with respect to such Receivable) which is to be sold to the Company hereunder is or shall be owned by such Originator, free and clear of any Adverse Claim, except as provided herein and in the Receivables Purchase Agreement. Whenever the Company makes a purchase or accepts a contribution hereunder, it shall have acquired and shall continue to have maintained a valid and perfected ownership interest (free and clear of any Adverse Claim) in all Receivables generated by such Originator and all Collections related thereto, and in Originator's entire right, title and interest in and to the Related Rights with respect thereto.

                  (b) No effective financing statement or other instrument similar in effect covering any Receivable generated by such Originator or any Related Rights is on file in any recording office except such as may be filed in favor of the Company or the Originators, as the case may be, in accordance with this Agreement or in favor of the Issuer in accordance with the Receivables Purchase Agreement.

                  (c) Unless otherwise identified to the Company on the date of the purchase or contribution hereunder, each Receivable purchased hereunder is on the date of purchase or contribution an Eligible Receivable.

         SECTION 5.13 Accuracy of Information. All factual written information heretofore or contemporaneously furnished (and prepared) by such Originator to the Company or the Administrator for purposes of or in connection with any Transaction Document or any transaction contemplated hereby or thereby is, and all other such factual written information hereafter furnished (and prepared) by such Originator to the Company or the Administrator pursuant to or in connection with any Transaction Document will be, true and accurate in all material respects on the date as of which such information is dated or certified.

         SECTION 5.14 Offices. Such Originator's principal place of business and chief executive office is located at the address set forth in Schedule 5.14A and the offices where such Originator keeps all its books, records and documents evidencing its Receivables, the related Contracts and all other agreements related to such Receivables are located at the addresses specified in Schedule 5.14B (or at such other locations, notified to the Servicer and the Administrator in accordance with Section 6.1(f)), in jurisdictions where all action required by Section 7.3 has been taken and completed.


                                                     Purchase and Sale Agreement

         SECTION 5.15 Trade Names. Such Originator does not use any trade name other than its actual corporate name and the trade names set forth in Schedule
5.15. From and after the date that fell five (5) years before the date hereof, except as set forth in Schedule 5.15, such Originator has not been known by any legal name other than its corporate name as of the date hereof, nor has such Originator been the subject of any merger or other corporate reorganization.


         SECTION 5.16 Taxes. Such Originator has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.


         SECTION 5.17 Compliance with Applicable Laws. Such Originator is in compliance with the requirements of all applicable laws, rules, regulations and orders of all governmental authorities, a breach of any of which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect.


         SECTION 5.18 Reliance on Separate Legal Identity. Such Originator acknowledges that the Issuer and the Administrator are entering into the Receivables Purchase Agreement in reliance upon the Company's identity as a legal entity separate from such Originator.


         SECTION 5.19 Investment Company. Such Originator is not an "investment company," or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940 as amended. In addition, such Originator is not a "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.


                                   ARTICLE VI
                          COVENANTS OF THE ORIGINATORS


         SECTION 6.1 Affirmative Covenants. From the date hereof until the first day following the Purchase and Sale Termination Date, each Originator will, unless the Administrator and the Company shall otherwise consent in writing:


                (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to the Receivables generated by it and the Contracts and other agreements related thereto except where the failure to so comply would not materially and adversely affect the collectibility of such Receivables or the rights of the Company hereunder.


                (b) Preservation of Corporate Existence. Preserve and maintain its existence as a corporation, partnership or limited liability company, as applicable, and all rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good


                                                     Purchase and Sale Agreement
standing as a foreign corporation, partnership or limited liability company, as applicable, in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would be reasonably likely to have a Material Adverse Effect.

                (c) Receivables Reviews. (i) At any time and from time to time during regular business hours, as reasonably requested in advance (unless a Purchase and Sale Termination Event or an Unmatured Purchase and Termination Event exist) by the Company or the Administrator, permit the Company or the Administrator, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in possession or under the control of each Originator relating to Receivables, including, without limitation, the related Contracts and purchase orders and other agreements related thereto, and
(B) to visit the offices and properties of such Originator for the purpose of examining such materials described in clause (A) above and to discuss matters relating to Receivables originated by it or the performance hereunder with any of the officers or employees of each Originator having knowledge of such matters, and (ii) without limiting the foregoing clause (i) above, from time to time on reasonable request of the Administrator, permit certified public accountants or other auditors acceptable to the Company and Administrator to conduct, at the Company's expense (but no more than once annually, unless a Termination Event or Unmatured Termination Event exists or there shall be a material variance in the performance of the Receivables), a review of such Originator's books and records with respect to such Receivables.

                (d) Keeping of Records and Books of Account. Maintain and implement administrative and operating procedures (including, without limitation, an ability to re-create records evidencing Receivables it generates in the event of the destruction of the originals thereof), and keep and maintain the Required Servicing Data for the Receivables it generates and all other documents, books, records and other information reasonably necessary or advisable for the collection of such Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable).

                (e) Performance and Compliance with Receivables and Contracts. Timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts and all other agreements related to the Receivables that it generates to the extent necessary to prevent an adverse impact on the Receivables Pool generally.

                (f) Location of Records. Keep its principal place of business and chief executive office, and the offices where it keeps its records concerning or related to Receivables, at the address(es) referred to in Schedule
5.14 or, upon 15 days' prior written notice to the Company and the Administrator, at such other locations in jurisdictions where all action required by Section 7.3 shall have been taken and completed.


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                                       13

                (g) Credit and Collection Policies. Comply in all material respects with its Credit and Collection Policy in connection with the Receivables that it generates and all Contracts and other agreements related thereto.

                (h) Post Office Boxes. On or prior to the date hereof, deliver to the Servicer (on behalf of the Company) a certificate from an authorized officer of such Originator to the effect that (i) the name of the renter of all post office boxes into which Collections may from time to time be mailed have been changed to the name of the Company (unless such post office boxes are in the name of the relevant Lock-Box Banks) and (ii) all relevant postmasters have been notified that each of the Servicer and the Administrator are authorized to collect mail delivered to such post office boxes (unless such post office boxes are in the name of the relevant Lock-Box Banks).

                (i) Transaction Documents. Comply in all material respects with the Transaction Documents to which it is a party.

         SECTION 6.2 Reporting Requirements. From the date hereof until the first day following the Purchase and Sale Termination Date, each Originator will, unless the Servicer (on behalf of the Company) shall otherwise consent in writing, furnish to the Company and the Administrator:

                (a) Purchase and Sale Termination Events. As soon as possible after the Originator has knowledge of the occurrence of, and in any event within five (5) days after the Originator has knowledge of the occurrence of each Purchase and Sale Termination Event or each Unmatured Purchase and Sale Termination Event in respect of such Originator, the statement of the chief financial officer or chief accounting officer of such Originator describing such Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event and the action that such Originator proposes to take with respect thereto, in each case in reasonable detail;

                (b) Proceedings. As soon as possible and in any event within five (5) days after Originator otherwise has knowledge thereof, written notice of (i) material litigation, investigation or proceeding of the type described in
Section 5.6 not previously disclosed to the Company and (ii) all material adverse developments that have occurred with respect to any previously disclosed litigation, proceedings and investigations; and

                (c) Other. Promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the conditions or operations, financial or otherwise, of such Originator as the Company, the Issuer or the Administrator may from time to time reasonably request in order to protect the interests of the Company, the Issuer or the Administrator under or as contemplated by the Transaction Documents.

                                                     Purchase and Sale Agreement

         SECTION 6.3 Negative Covenants. From the date hereof until the date following the Purchase and Sale Termination Date, each Originator agrees that, unless the Servicer (on behalf of the Company) and the Administrator shall otherwise consent in writing, it shall not:


                (a) Sales, Liens, Etc. Except as otherwise provided herein or in any other Transaction Document, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Receivable or related Contract or Related Security, or any interest therein, or any Collections thereon, or assign any right to receive income in respect thereof; provided that an Originator may assign (or cause to be assigned) any Insured Receivable to the applicable insurance provider after the deposit of the proceeds of the insurance policy in relation to such Insured Receivable in a Lock-Box Account.

                (b) Extension or Amendment of Receivables. Except as otherwise permitted in Section 4.2(a) of the Receivables Purchase Agreement, extend, amend or otherwise modify the terms of any Receivable in any material respect generated by it, or amend, modify or waive, in any material respect, any term or condition of any Contract related thereto (which term or condition relates to payments under, or the enforcement of, such Contract).

                (c) Change in Business or Credit and Collection Policy. Make any change in the character of its business or materially alter its Credit and Collection Policy, which change or alteration would, in either case, materially change the credit standing required of particular Obligors or potential Obligors or impair, in any material respect, the collectibility of the Receivables generated by it.

                (d) Receivables Not to be Evidenced by Promissory Notes or Chattel Paper. Take any action to cause or permit any Receivable generated by it to become evidenced by any "instrument" or "chattel paper" (as defined in the applicable UCC ); provided that in the context of an Obligor's Insolvency Proceeding the Receivables of such Obligor may become evidenced by instruments or chattel paper if such instruments are immediately delivered to the Administrator.

                (e) Mergers, Acquisitions, Sales, etc. (i) Be a party to any merger or consolidation, except a merger or consolidation where such Originator is the surviving entity or is merged or consolidated with another Originator, or
(ii) directly or indirectly sell, transfer, assign, convey or lease (other than to another Originator or wholly-owned Subsidiary thereof) (A) whether in one or a series of transactions, all or substantially all of its assets or (B) any Receivables or any interest therein (other than pursuant to this Agreement).

                (f) Pledge of Membership Interest. Pledge to any Person its membership interest in the Company.

         SECTION 6.4 Lock-Box Banks. Make any changes in its instructions to Obligors regarding Collections or add or terminate any bank as a Lock-Box Bank unless the requirements of paragraph 2(g) of Exhibit IV to the Receivables Purchase Agreement have been met.


                                                     Purchase and Sale Agreement

         SECTION 6.5 Accounting for Purchases. Account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as sales or contributions to capital of the Receivables and Related Rights by such Originator to the Company.

        SECTION 6.6 Transaction Documents. Enter into, execute, deliver or otherwise become bound by any agreement, instrument, document or other arrangement that restricts the right of such Originator to amend, supplement, amend and restate or otherwise modify, or to extend or renew, or to waive any right under, this Agreement or any other Transaction Document.

         SECTION 6.7 Substantive Consolidation. Each Originator hereby acknowledges that this Agreement and the other Transaction Documents are being entered into in reliance upon the Company's identity as a legal entity separate from such Originator and its Affiliates. Therefore, from and after the date hereof, each Originator shall take all reasonable steps necessary to make it apparent to third Persons that the Company is an entity with assets and liabilities distinct from those of such Originator and any other Person, and is not a division of such Originator, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, such Originator shall take such actions as shall be required in order that:

                (a) such Originator shall not be involved in the day to day management of the Company;

                (b) such Originator shall maintain separate corporate records and books of account from the Company and otherwise will observe corporate formalities and have a separate area from the Company for its business;

                (c) the financial statements and books and records of such Originator shall be prepared after the date of creation of the Company to reflect and shall reflect the separate existence of the Company; provided, that the Company's assets and liabilities may be included in a consolidated financial statement issued by an affiliate of the Company; provided, however, that any such consolidated financial statement or the notes thereto shall make clear that the Company's assets are not available to satisfy the obligations of such affiliate;

                (d) except as permitted by the Receivables Purchase Agreement,
(i) such Originator shall maintain its assets separately from the assets of the Company, (ii) and the Originator's assets, and records relating thereto, have not been, are not, and shall not be, commingled with those of the Company;

                (e) all of the Company's business correspondence and other communications shall be conducted in the Company's own name and on its own stationery;


                                                     Purchase and Sale Agreement

                (f) such Originator shall not act as an agent for the Company, except in the capacity of Sub-Servicer;

                (g) such Originator shall not conduct any of the business of the Company in its own name;

                (h) such Originator shall not pay any liabilities of the Company out of its own funds or assets;

                (i) such Originator shall maintain an arm's-length relationship with the Company;

                (j) such Originator shall not assume or guarantee or become obligated for the debts of the Company or hold out its credit as being available to satisfy the obligations of the Company;

                (k) such Originator shall not acquire obligations of the Company;

                (l) such Originator shall allocate fairly and reasonably overhead or other expenses that are properly shared with the Company, including, without limitation, shared office space;

                (m) such Originator shall identify and hold itself out as a separate and distinct entity from the Company;

                (n) such Originator shall correct any known misunderstanding respecting its separate identity from the Company;

                (o) such Originator shall not enter into, or be a party to, any transaction with the Company, except in the ordinary course of its business and on terms which are intrinsically fair and not less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party; and

                (p) such Originator shall not pay the salaries of the Company's employees, if any.


                                   ARTICLE VII
                      ADDITIONAL RIGHTS AND OBLIGATIONS IN
                             RESPECT OF RECEIVABLES

         SECTION 7.1 Rights of the Company. Each Originator hereby authorizes the Company (who may further authorize another Person), the Servicer or their respective designees to take any and all steps in such Originator's name necessary or desirable, in their respective

                                                     Purchase and Sale Agreement
determination, to collect all amounts due under any and all Receivables, including, without limitation, indorsing the name of such Originator on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment.

         SECTION 7.2 Responsibilities of the Originators. Anything herein to the contrary notwithstanding:

                (a) Collection Procedures. Each Originator agrees to direct its respective Obligors to make payments of Receivables directly to a post office box related to the relevant Lock-Box Account at a Lock-Box Bank. Each Originator further agrees to transfer any Collections that it receives directly to the Servicer (for the Company's account) within two (2) Business Days of receipt thereof, and agrees that all such Collections shall be deemed to be received in trust for the Company and shall be maintained and segregated separate and apart from all other funds and monies of Originator until transfer of such Collections to the Servicer.

                (b) Each Originator shall perform its obligations hereunder, and the exercise by the Company or its designee of its rights hereunder shall not relieve such Originator from such obligations.

                (c) None of the Company, the Servicer or the Administrator shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Company, the Servicer, the Issuer or the Administrator be obligated to perform any of the obligations of such Originator thereunder.

                (d) Each Originator hereby grants to the Company (who may further grant to another Person) and the Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of such Originator all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Originator or transmitted or received by the Company (whether or not from such Originator) in connection with any Receivable.

         SECTION 7.3 Further Action Evidencing Purchases. Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Servicer may reasonably request in order to perfect, protect or more fully evidence the Receivables and Related Rights purchased by or contributed to the Company hereunder, or to enable the Company to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of the Servicer, such Originator will:

                (a) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; and


                                                     Purchase and Sale Agreement

                (b) mark the master data processing records that evidence or list (i) such Receivables and (ii) related Contracts with the legend set forth in Section 4.1(j).

Each Originator hereby authorizes the Company or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables and Related Rights now existing or hereafter generated by Originator. If any Originator fails to perform any of its agreements or obligations under this Agreement, the Company or its designee may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the expenses of the Company or its designee incurred in connection therewith shall be payable by Originator as provided in Section 9.1.

         SECTION 7.4 Application of Collections. Any payment by an Obligor in respect of any amount owed by it to any Originator shall, except as otherwise specified by such Obligor or otherwise required by contract or applicable law and unless otherwise instructed by the Company (or any other Person to whom the Company has assigned such right to instruct) (with the prior written consent of the Administrator) or the Administrator, be applied as a Collection of any Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder (such application to be made starting with the oldest outstanding Receivable or Receivables) before being applied to any other indebtedness of such Obligor.

         SECTION 7.5 Subservicer. Each Originator shall initially serve as a Sub-Servicer under the Receivables Purchase Agreement, and shall perform the duties and obligations of a Sub-Servicer thereunder unless and until such Originator shall be removed as Sub-Servicer pursuant to the terms of the Receivables Purchase Agreement.


                                  ARTICLE VIII
                      PURCHASE AND SALE TERMINATION EVENTS

         SECTION 8.1 Purchase and Sale Termination Events. Each of the following events or occurrences described in this Section 8.1 shall constitute a "Purchase and Sale Termination Event":

                (a) A Termination Event (as defined in the Receivables Purchase Agreement) shall have occurred and, in the case of a Termination Event (other than one described in paragraph (f) of Exhibit V of the Receivables Purchase Agreement), the Administrator, shall have declared the Facility Termination Date to have occurred; or

                (b) Any Originator shall fail to make any payment or deposit to be made by it hereunder when due and such failure shall remain unremedied for two (2) Business Days; or

                (c) Any representation or warranty made or deemed to be made by any Originator (or any of its officers) under or in connection with this Agreement, any other


                                                     Purchase and Sale Agreement

Transaction Documents, or any other information or report delivered pursuant hereto or thereto shall prove to have been false or incorrect in any material respect when made or deemed made, and shall remain false or incorrect for 30 days after knowledge of, or notice to, such Originator of such inaccuracy; or

                (d) Any Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and such failure shall remain unremedied for thirty days after written notice thereof shall have been given by the Servicer to such Originator.

         SECTION 8.2 Remedies.

                (a) Optional Termination. Upon the occurrence of a Purchase and Sale Termination Event, the Company (and not the Servicer) shall have the option, by notice to the Originators (with a copy to the Administrator), to declare the Purchase Facility as terminated.

                (b) Remedies Cumulative. Upon any termination of the Purchase Facility pursuant to Section 8.2(a), the Company shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.

                                   ARTICLE IX
                                INDEMNIFICATION

         SECTION 9.1 Indemnities by the Originators. Without limiting any other rights which the Company may have hereunder or under applicable law, each Originator, severally and for itself alone hereby agrees to indemnify the Company and each of its officers, directors, employees and agents (each of the foregoing Persons being individually called a "Purchase and Sale Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims, judgments, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively called "Purchase and Sale Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of the failure of such Originator to perform its obligations under this Agreement or any other Transaction Document, or arising out of the claims asserted against a Purchase and Sale Indemnified Party relating to the transactions contemplated herein or therein or the use of proceeds thereof or therefrom, excluding, however, (i) Purchase and Sale Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Purchase and Sale Indemnified Party, (ii) any indemnification which has the effect of recourse for non-payment of the Receivables to any indemnitor (except as otherwise specifically provided under this Section 9.1), and (iii) any tax based upon or measured by net income property, or gross receipts. Without limiting the foregoing, each Originator, severally for itself alone, shall indemnify each Purchase and Sale Indemnified Party for Purchase and Sale Indemnified Amounts relating to or resulting from:


                                                     Purchase and Sale Agreement

                (a) the transfer by such Originator of an interest in any Receivable to any Person other than the Company;

                (b) the breach of any representation or warranty made by such Originator (or any of its officers) under or in connection with this Agreement or any other Transaction Document, or any information or report delivered by Originator pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

                (c) the failure by such Originator to comply with any applicable law, rule or regulation with respect to any Receivable generated by such Originator or the related Contract, or the nonconformity of any Receivable generated by such Originator or the related Contract with any such applicable law, rule or regulation;

                (d) the failure to vest and maintain vested in the Company an ownership interest in the Receivables generated by such Originator free and clear of any Adverse Claim, other than an Adverse Claim arising solely as a result of an act of the Company, the Issuer or the Administrator whether existing at the time of the purchase or contribution of such Receivables or at any time thereafter;

                (e) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables or purported Receivables generated by such Originator, whether at the time of any purchase or contribution or at any subsequent time;

                (f) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable or purported Receivable generated by such Originator (including, without limitation, a defense based on such Receivable's or the related Contract's not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the services related to any such Receivable or the furnishing of or failure to furnish such services;

                (g) any product liability claim arising out of or in connection with services that are the subject of any Receivable generated by such Originator; and

                (h) any tax or governmental fee or charge (other than any tax excluded pursuant to clause (iii) in the proviso to the preceding sentence), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of the Receivables generated by such Originator or any Related Security connected with any such Receivables.

If for any reason the indemnification provided above in this Section 9.1 is unavailable to a Purchase and Sale Indemnified Party or is insufficient to hold such Purchase and Sale Indemnified Party harmless, then each of the Originators, severally and for itself, shall

                                                     Purchase and Sale Agreement
contribute to the amount paid or payable by such Purchase and Sale Indemnified Party to the maximum extent permitted under applicable law.

                                    ARTICLE X
                                 MISCELLANEOUS

         SECTION 10.1 Amendments, etc.

                (a) The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the Company and each Originator (with respect to an Amendment) or by the Company (with respect to a waiver or consent by it) (with the prior written consent of the Administrator).

                (b) No failure or delay on the part of the Company, the Servicer, any Originator or any third party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company, the Servicer or any Originator in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Company or the Servicer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

                (c) The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.

         SECTION 10.2 Notices, etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or by facsimile, to the intended party at the mailing address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) if personally delivered, when received, (ii) if sent by certified mail three (3) Business Days after having been deposited in the mail, postage prepaid, and (iii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means (and shall be followed by a hard copy sent by first class mail).

         SECTION 10.3 No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Originator hereby authorizes the Company, at any time and from time to time, to the fullest extent permitted by law, to set off, against any obligations of such Originator to the Company arising in connection with the Transaction Documents (including, without limitation, amounts


                                                     Purchase and Sale Agreement
payable pursuant to Section 9.1) that are then due and payable or that are not then due and payable but are accruing in respect of the then current Settlement Period, any and all indebtedness at any time owing by the Company to or for the credit or the account of such Originator.

         SECTION 10.4 Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Company and each Originator and their respective successors and permitted assigns. No Originator may assign any of its rights hereunder or any interest herein without the prior written consent of the Company, except as otherwise herein specifically provided. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree. The rights and remedies with respect to any breach of any representation and warranty made by any Originator pursuant to
Article V and the indemnification and payment provisions of Article IX and
Section 10.6 shall be continuing and shall survive any termination of this Agreement.

         SECTION 10.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 10.6 Costs, Expenses and Taxes. In addition to the obligations of the Originators under Article IX, each Originator, severally and for itself alone, agrees to pay on demand:

                (a) to the Company (and any successor and permitted assigns thereof) all reasonable costs and expenses incurred by such Person in connection with the enforcement of this Agreement, the Originator Assignment Certificate and the other Transaction Documents; and

                (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents to be delivered hereunder, and agrees to indemnify each Purchase and Sale Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         SECTION 10.7 SUBMISSION TO JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY (a) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE OF NEW YORK OR THE FEDERAL COURT OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT; (b) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR UNITED STATES FEDERAL COURT; (c) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR

                                                     Purchase and Sale Agreement

PROCEEDING; (d) IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN SECTION 10.2; AND (e) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 10.7 SHALL AFFECT THE COMPANY'S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST ANY ORIGINATOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

         SECTION 10.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT (a) ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND (b) ANY PARTY HERETO (OR ANY ASSIGNEE OR THIRD PARTY BENEFICIARY OF THIS AGREEMENT) MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

         SECTION 10.9 Captions and Cross References; Incorporation by Reference. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be. The Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

         SECTION 10.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

         SECTION 10.11 Acknowledgment and Agreement. By execution below, each Originator expressly acknowledges and agrees that all of the Company's rights, title, and interests in, to, and under this Agreement (but not its obligations), shall be assigned by the Company pursuant to the Receivables Purchase Agreement, and each Originator consents to such assignment. Each of the parties hereto acknowledges and agrees that the Administrator,

                                                     Purchase and Sale Agreement
and the Issuer are third party beneficiaries of the rights of the Company arising hereunder and under the other Transaction Documents to which any Originator is a party.

         SECTION 10.12 No Proceeding. Each Originator hereby agrees that it will not institute, or join any other Person in instituting, against the Company any Insolvency Proceeding for at least one year and one day following the day on which the Company discharges all of its obligations under the Receivables Purchase Agreement.

         SECTION 10.13 Limited Recourse. Except as explicitly set forth herein, the obligations of the Company and the Originators under this Agreement or any other Transaction Documents to which each is a party are solely the obligations of the Company and each such Originator. No recourse under any Transaction Document shall be had against, and no liability shall attach to, any officer, employee, director, or beneficiary, whether directly or indirectly, of the Company or any Originator; provided, however, that this Section shall not relieve any such Person of any liability it might otherwise have for its own gross negligence or willful misconduct.

                            [Signature Pages Follow]


                                                     Purchase and Sale Agreement

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.



                             CSS FUNDING LLC

                                 By:
                                    ----------------------------------------
                                    Name:
                                          ----------------------------------
                                    Title:
                                          ----------------------------------


                                 Address: CSS Funding LLC
                                          1845 Walnut Street, Suite 800
                                          Philadelphia, Pennsylvania 19103-4755

                                 Attention: Clifford Pietrafitta
                                 Telephone: (215) 569-9900
                                 Facsimile: (215) 569-9979


                             CSS INDUSTRIES, INC., as Servicer

                                 By:
                                    ----------------------------------------
                                    Name:
                                          ----------------------------------
                                    Title:
                                          ----------------------------------


                                 Address: CSS Industries, Inc.
                                          1845 Walnut Street, Suite 800
                                          Philadelphia, Pennsylvania 19103-4755


                                 Attention: Clifford Pietrafitta
                                 Telephone: (215) 569-9900
                                 Facsimile: (215) 569-9979


                                                     Purchase and Sale Agreement

                                 ORIGINATORS:

                                 BERWICK INDUSTRIES LLC

                                 By:
                                    ----------------------------------------
                                    Name:
                                          ----------------------------------
                                    Title:
                                          ----------------------------------

                                 Address: Berwick Industries LLC
                                          Bomboy Lane and Ninth Street
                                          Berwick, PA 18603

                                 Attention: Christopher J. Munyan
                                 Telephone: (570) 752-5934
                                 Facsimile: (570) 752-6531


                                 CLEO INC


                                 By:
                                    ----------------------------------------
                                    Name:
                                          ----------------------------------
                                    Title:
                                          ----------------------------------



                                 Address: Cleo Inc
                                          4025 Viscount
                                          Memphis, TN 38118


                                 Attention: Andrew W. Kelly
                                 Telephone: (901) 369-6620
                                 Facsimile: (901) 362-0864


                                                     Purchase and Sale Agreement

                                 THE PAPER MAGIC GROUP, INC.



                                 By:
                                    ----------------------------------------
                                    Name:
                                          ----------------------------------
                                    Title:
                                          ----------------------------------

                                 Address: The Paper Magic Group, Inc.
                                          401 Adams Avenue
                                          Scranton, PA 18510



                                 Attention: Frank Macero, Jr.
                                 Telephone: (570) 961-3863
                                 Facsimile: (570) 961-3930


                                                     Purchase and Sale Agreement